Exhibit 99.1

LEASING FUND
TWELVE, LLC

PORTFOLIO OVERVIEW

THIRD QUARTER

2007

ICON Leasing Fund Twelve, LLC

- Third Quarter 2007 Portfolio Overview -

Dear Member of ICON Leasing Fund Twelve, LLC:

ICON Leasing Fund Twelve, LLC (“Fund Twelve”) raised $55,364,202 of capital contributions from its initial offering on May 7, 2007 through September 30, 2007.  As of October 31, 2007, Fund Twelve had 67,778 limited liability company shares outstanding.

During the reporting period, Fund Twelve continued to operate in its Offering Period, during which time Fund Twelve has been raising capital through the sale of its membership interests and invests the proceeds from the offering.  Fund Twelve’s manager, ICON Capital Corp. (the “Manager”), expects to invest most of the net proceeds of the offering in equipment subject to lease or structured financings secured primarily by equipment.  The Manager anticipates that most of Fund Twelve’s investments will be in the form of equipment leases.  The leased equipment in Fund Twelve’s portfolio is comprised of two types of leases: growth leases, where the rental cash flows have been assigned or pledged to a lender, or income leases, where Fund Twelve retains the rental cash flows.  While income leases produce monthly cash flows, growth leases permit Fund Twelve to retain an interest in the future value of the equipment on a leveraged equity basis.  The Manager expects that the future value of the equipment in growth leases will be greater than Fund Twelve’s initial cash investment.

Cash generated from these investments will facilitate Fund Twelve’s distributions to its members.  Availability of cash to be used for reinvestment depends on the requirements for expenses, reserves and distributions to members.

After the close of the Offering Period, Fund Twelve will enter its Operating Period, during which time Fund Twelve will continue investing its offering proceeds to the extent that cash is not required for expenses, reserves and distributions to members.  Fund Twelve’s Operating Period is anticipated to continue for a period of five years from the closing of the offering, unless extended at the Manager’s sole discretion.  Following its Operating Period, Fund Twelve will enter its Liquidation Period, during which time equipment will be sold in the ordinary course of business.

News Covering the Reporting Period

Global Crossing Telecommunications, Inc. (“Global Crossing”), a leading global Internet protocol solutions provider, announced that it entered into a network agreement with Highwinds Network Group, Inc.  Highwinds' RollingThunder™ network consists of strategically placed data centers, which house server and storage technology used to manage content in eight North American and European cities. Through the new partnership with Global Crossing, the RollingThunder™ network also connects to Global Crossing's extensive IP-based network, which is connected by more than 100,000 route miles of fiber-optic cabling linking more than 320 cities in 31 countries. (Source:  Global Crossing press release dated August 28, 2007, more current information may be available)

Investments and Commitments during the Third Quarter of 2007

• On July 24, 2007, Fund Twelve, through a joint venture with an affiliate, purchased one Aframax 98,507 DWT (deadweight tons) product tanker – the Mayon Spirit – from an affiliate of Teekay Corporation (“Teekay”).  Fund Twelve and the affiliate have interests in the joint venture of 51% and 49%, respectively. The purchase price of the Mayon Spirit was approximately $40,250,000, comprised of approximately $15,312,000 in cash, paid in the form of a capital contribution to the joint venture, and a non-recourse mortgage in the amount of approximately $24,938,000. Simultaneous with the purchase of the Mayon Spirit the vessel was bareboat chartered back to Teekay. The 48-month bareboat charter with Teekay is scheduled to expire in July 2011.  Fund Twelve acquired its interest in the Mayon Spirit for approximately $7,856,000 in cash, including costs and expenses incurred in connection with the acquisition.
• On August 13, 2007, Fund Twelve committed to invest up to $5,000,000 in a $93,500,000 equipment financing facility with a consortium of other lenders and Solyndra, Inc. (“Solyndra”).  Solyndra is a privately held manufacturer of solar panels and the financing proceeds will be used to build Solyndra’s new production facility.  As of September 30, 2007, Fund Twelve invested approximately $3,326,000.  In October 2007, Fund Twelve invested approximately $671,000 and is committed to loan additional amounts up to $1,003,000.

The financing facility matures on June 30, 2013 and is secured by the equipment as well as all other assets of Solyndra. The equipment is comprised of two fully automated manufacturing lines that combine glass tubes and thin film semiconductors to produce solar panels.  Included as part of the consideration in the acquisition are warrants to purchase 40,290 shares of Solyndra common stock at a price of $4.96 per share. The warrants expire on April 6, 2014.

• On September 19, 2007, Fund Twelve, through a wholly-owned entity, purchased state-of-the-art telecommunications equipment subject to a 48-month lease with Global Crossing.  Fund Twelve acquired the equipment for approximately $8,993,000.  Global Crossing will pay interim rent until the base term of the lease commences on January 1, 2008.  The lease is scheduled to expire on December 31, 2011.

• On September 28, 2007, Fund Twelve acquired substantially all of the machining and metal working equipment of LC Manufacturing, LLC (“LC”), a wholly-owned subsidiary of MW Universal, Inc. Fund Twelve acquired the equipment for approximately $14,890,000.  The equipment is subject to a 60-month lease with LC that was due to commence on October 1, 2007 but the commencement date was subsequently extended to January 1, 2008.  LC will pay interim rent until the base term of the lease commences on January 1, 2008.

Portfolio Overview

Fund Twelve’s equipment portfolio consists of investments it has made directly as well as those that it has made with its affiliates.  In addition to the investments described above, as of September 30, 2007, Fund Twelve’s equipment portfolio consisted primarily of the following investment:

• State-of-the-art telecommunications equipment subject to a 48-month lease with Global Crossing.  Fund Twelve, through a wholly-owned entity, purchased the equipment for approximately $7,008,000.  Global Crossing will pay interim rent until the base term of the lease commences on January 1, 2008.  The lease is scheduled to expire on December 31, 2011.

10% Status Report

As of September 30, 2007, the Mayon Spirit was the only asset in Fund Twelve’s equipment portfolio that individually constituted at least 10% of the aggregate purchase price of Fund Twelve’s equipment portfolio.  The vessel is scheduled to remain on bareboat charter during the next year.

As of September 30, 2007, the Mayon Spirit bareboat charter had 46 monthly payments remaining.  At the time Fund Twelve acquired its interest in the vessel, the vessel was previously commissioned, and to the best of the Manager’s knowledge, the vessel remains seaworthy, is maintained in good commercial marine standards and in accordance with applicable laws and the regulations of the governing shipping registry as required under the bareboat charter.

Distribution Analysis

During the reporting period, Fund Twelve continued to make monthly distributions at a rate of 9.65% per annum.  As the equity is invested in revenue generating equipment, cash from operations will continue to increase.  From the inception of the offering period, Fund Twelve has made six monthly distributions to its members.  From the commencement of operations through September 30, 2007, Fund Twelve paid its members approximately $564,000 in cash distributions.  As of September 30, 2007, a $10,000 investment made at the initial closing, would have received $348 in cumulative distributions representing a return of approximately 3% of such initial investment.

Fund Summary
Start of Offering Period                                                                                                            May 7, 2007
Offering Period End Date                                                                                                         May 7, 2009
Size of offering                                                                                                                           $410,800,000
Members as of 10/31/07                                                                                                           1,883

Outlook and Overview

The Teekay bareboat charter scheduled to expire in July 2011 is the next lease scheduled to expire.

As of September 30, 2007, Fund Twelve had $9,230,308 in cash and cash equivalents on hand.  The Manager anticipates that Fund Twelve will make several acquisitions in the near future.  On a monthly basis, Fund Twelve deducts from cash flows its recurring operating expenses and assesses cash flows required for known re-leasing costs and equipment management costs.  The remaining cash flows are then available for monthly distribution to members.

Fund Twelve is a permitted borrower, together with several other funds managed by the Manager, under a revolving credit facility.  Under the terms of the facility, the borrowers may borrow (subject to a borrowing base) an amount up to $17,000,000 on a joint and several basis.   On September 20, 2007, Fund Twelve borrowed $5,000,000.  The interest rate was 7.75% as of September 30, 2007.  On October 4, 2007, Fund Twelve repaid the entire $5,000,000 of borrowings.

ICON Leasing Fund Twelve, LLC
(A Delaware Limited Liability Company)
Condensed Consolidated Balance Sheets

Assets
	September 30,
	2007	December 31,
	(unaudited)	2006
Current assets
Cash and cash equivalents	$9,230,308	$2,000
Current portion of net investment in finance leases	2,274,180	-
Other current assets	122,805	-

Total current assets	11,627,293	2,000

Non-current assets
Net investments in finance leases, less current portion	14,268,247	-
Leased equipment at cost, (less accumulated depreciation of
$504,928 and $0)	55,877,524	-
Notes receivable on financing facility, net	3,154,875
Other non-current assets, net	320,608	-

Total non-current assets	73,621,254	-

Total Assets	$85,248,547	$2,000

Liabilities and Members' Equity

Current liabilities
Current portion of non-recourse long-term debt	$4,815,930	$-
Interest rate swap contracts	372,184	-
Revolving line of credit, recourse	5,000,000	-
Due to Manager and affiliates	1,074,507	-
Accrued expenses and other liabilities	392,248	-

Total current liabilities	11,654,869	-

Non-current liabilities
Non-recourse long-term debt, net of current portion	19,250,058	-

Total Liabilities	30,904,927	-

Minority Interest	7,549,567	-

Commitments and contingencies

Members' Equity
Manager	(8,982)	1,000
Additional Members	46,992,873	1,000
Accumulated other comprehensive loss	(189,838)	-

Total Members' Equity	46,794,053	2,000

Total Liabilities and Members' Equity	$85,248,547	$2,000

ICON Income Fund Twelve, LLC
(A Delaware Limited Liability Company)
Condensed Consolidated Statements of Operations
(unaudited)

		Period from
		May 25, 2007
		(Commencement of
	Three Months Ended	operations) through
	September 30, 2007	September 30, 2007
Revenue:
Rental income	$1,192,828	$1,200,331
Finance income	241,991	241,991
Interest and other income	132,082	145,837

Total revenue	1,566,901	1,588,159

Expenses:
General and administrative	173,177	196,122
Depreciation and amortization	555,582	563,423
Management fees - Manager	40,619	40,619
Administrative expense reimbursements - Manager	548,229	739,556
Interest	303,743	303,743
Minority interest	183,832	183,832

Total expenses	1,805,182	2,027,295

Net loss	$(238,281)	$(439,136)

Net loss allocable to:
Additional Members	$(235,898)	$(434,744)
Manager	(2,383)	(4,392)

	$(238,281)	$(439,136)

Weighted average number of additional
member shares outstanding	35,878	28,005

Net loss per weighted average
additional member share	$(6.58)	$(15.52)

ICON Leasing Fund Twelve, LLC
(A Delaware Limited Liability Company)
Condensed Consolidated Statement of Changes in Members' Equity
(unaudited)

	Additional			Accumulated Other
	Member	Additional	Managing	Comprehensive
	Shares	Members	Member	(Loss)	Total
Opening balance, May 25, 2007	1	$1,000	$1,000	$-	$2,000

Proceeds from issuance of
additional members shares	16,701	16,700,631	-	-	16,700,631
Sales and offering expenses	-	(2,252,926)	-	-	(2,252,926)
Cash distributions to members	-	(6,123)	(62)	-	(6,185)
Net loss	-	(198,846)	(2,009)	-	(200,855)

Period ended, June 30, 2007	16,702	14,243,736	(1,071)	-	14,242,665

Proceeds from issuance of
additional members shares	38,709	38,662,571	-	-	38,662,571
Sales and offering expenses	-	(5,125,187)	-	-	(5,125,187)
Cash distributions to members	-	(552,349)	(5,528)	-	(557,877)
Change in valuation of interest
rate swap contracts	-	-	-	(189,838)	(189,838)
Net loss	-	(235,898)	(2,383)	-	(238,281)

Period ended, September 30, 2007	55,411	$46,992,873	$(8,982)	$(189,838)	$46,794,053

ICON Leasing Fund Twelve, LLC
(A Delaware Limited Liability Company)
Condensed Consolidated Statement of Cash Flows
Period from May 25, 2007 (Commencement of Operations) through September 30, 2007
(unaudited)

Cash flows from operating activities:
Net loss	$(439,136)
Adjustments to reconcile net loss to net cash provided by
operating activities:
Rental income paid directly to lenders by lessees	(1,170,468)
Finance income	(241,991)
Depreciation and amortization	563,423
Interest expense on non-recourse financing paid directly
to lenders by lessees	164,555
Minority interest	183,832
Changes in operating assets and liabilities:
Collection of principal - financed receivables	276,122
Other assets	(125,337)
Accrued expenses and other liabilitites	392,248
Due to Manager and affiliates	536,351

Net cash provided by operating activities	139,599

Cash flows from investing activities:
Purchase of equipment	(47,496,372)
Investment in notes receivable	(3,475,507)

Net cash used in investing activities	(50,971,879)

Cash flows from financing activities:
Issuance of additional member shares, net of sales and offering expenses paid	48,076,545
Proceeds from revolving line of credit	5,000,000
Investments by minority interests in joint venture	7,548,105
Cash distributions to members	(564,062)

Net cash provided by financing activities	60,060,588

Net increase in cash and cash equivalents	9,228,308

Cash and cash equivalents, beginning of the period	2,000

Cash and cash equivalents, end of the period	$9,230,308

ICON Leasing Fund Twelve LLC
(A Delaware Limited Partnership)
Condensed Consolidated Statements of Cash Flows
Period from May 25, 2007 (Commencement of Operations) through September 30, 2007
(unaudited)

Supplemental disclosure of non-cash investing and financing activities:
Principal and interest paid on non-recourse long-term debt
paid directly to lenders by lessees	$1,173,000

Non-cash portion of equipment purchased with non-recourse debt	$24,938,433

Transactions with Related Parties

Fund Twelve has entered into certain agreements with the Manager and ICON Securities Corp., a wholly-owned subsidiary of the Manager, whereby Fund Twelve pays certain fees and reimbursements to those parties.  The Manager is entitled to receive an organizational and offering expense allowance of 3.5% on capital raised up to $50,000,000, 2.5% of capital raised between $50,000,001 to $100,000,000, 1.5% of capital between $100,000,001 and $200,000,000, 1.0% of the capital raised between $200,000,001and $250,000,000 and 0.5% of the capital raised over $250,000,000.  ICON Securities Corp. is entitled to a 2% underwriting fee from the gross proceeds from capital raised.

In accordance with the terms of Fund Twelve’s Limited Liability Company Agreement, Fund Twelve pays or paid the Manager (i) management fees ranging from 1% to 7% based on a percentage of the rental payments recognized either directly by Fund Twelve or through its joint ventures and (ii) acquisition fees, through the end of the Operating Period, of 3% of the gross value of Fund Twelve’s acquisitions.  In addition, the Manager will be reimbursed for administrative expenses incurred in connection with Fund Twelve’s operations.

The Manager performs certain services relating to the management of Fund Twelve’s equipment leasing activities.  Such services include collecting lease payments from lessees, re-leasing off-lease equipment, inspecting equipment, communicating with and supervising lessees to assure that the equipment is being properly operated and maintained, monitoring the lessees’ performance of their lease obligations and paying operating expenses.

Administrative expense reimbursements are costs incurred by the Manager or its affiliates that are necessary to Fund Twelve’s operations.  These costs include the Manager’s and its affiliates’ legal, accounting, investor relations and operations personnel, as well as professional fees and other costs, that are charged to Fund Twelve based upon the percentage of time such personnel dedicate to Fund Twelve.  Excluded are salaries and related costs, travel expenses and other administrative costs incurred by individuals with a controlling interest in the Manager or expenses for rent, depreciation or utilities of the Manager.

The Manager also has a 1% interest in Fund Twelve’s profits, losses, distributions and liquidation proceeds.  Fund Twelve paid distributions to the Manager of $5,590 for the period from May 25, 2007 (Commencement of Operations) through September 30, 2007.  The Manager’s interest in Fund Twelve’s net loss for the three month period ended September 30, 2007 and the period from May 25, 2007 (Commencement of Operations) through September 30, 2007 was  $(2,383) and $(4,392), respectively.

Fees and other expenses paid or accrued by Fund Twelve to the Manager or its affiliates for the three months ended September 30, 2007 and the period from May 25, 2007 (Commencement of Operations) through September 30, 2007, were as follows:

				Period from
				May 25, 2007
			Three Months Ended	(Commencement of
			September 30,	operations) through
Entity	Capacity	Description	2007	September 30, 2007
ICON Capital Corp.	Manager	Organizational and
		offering expenses (1)	$1,299,776	$1,883,580
ICON Securities Corp.	Dealer Manager	Underwriting fees (1)	$765,410	$1,098,906
ICON Capital Corp.	Manager	Acquisition fees (2)	$1,458,176	$1,668,412
ICON Capital Corp.	Manager	Administrative fees (3)	$548,229	$739,556
ICON Capital Corp.	Manager	Management fees (3)	$40,619	$40,619

(1) Amount charged directly to members' equity.
(2) Amount capitalized and amortized to operations.
(3) Amount charged directly to operations.

Your participation in Fund Twelve is greatly appreciated and we look forward to sharing future successes.

Sincerely,

ICON Capital Corp., Manager

ICON is committed to protecting the privacy of its investors in compliance with all applicable laws.  Please be advised that, unless required by a regulatory authority such as the FINRA or ordered by a court of competent jurisdiction, ICON will not share any of your personally identifiable information with any third party.

*Members may obtain a summary of administrative expense reimbursements upon request.

Forward-Looking Information - Certain statements within this document may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, or the PSLRA. These statements are being made pursuant to PSLRA, with the intention of obtaining the benefits of the “safe harbor” provisions of the PSLRA, and, other than as required by law, we assume no obligation to update or supplement such statements. Forward-looking statements are those that do not relate solely to historical fact. They include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events. You can identify these statements by the use of words such as “may,” “will,” “could,” “anticipate,” “believe,” “estimate,” “expects,” “intend,” “predict” or “project” and variations of these words or comparable words or phrases of similar meaning. These forward-looking statements reflect our current beliefs and expectations with respect to future events and are based on assumptions and are subject to risks and uncertainties and other factors outside of our control that may cause actual results to differ materially from those projected.

Additional Required Disclosure

To fulfill our promises to you we are required to make the following disclosures when applicable:

A detailed financial report on SEC Form 10-Q or 10-K (whichever is applicable) is available to you. It is typically filed either 45 or 90 days after the end of a quarter or year, respectively. Usually this means a filing will occur on or around March 30, May 15, August 15, and November 15 of each year. It contains financial statements and detailed sources and uses of cash plus explanatory notes. You are always entitled to these reports. Please access them by:

• Visiting www.iconcapital.com
or
• Visiting www.sec.gov
or
• Writing us at: PO Box 192706, San Francisco, CA 94119-2706

We do not distribute these reports to you directly in order to keep Fund Twelve’s expenses down as the cost of mailing this report to all investors is significant. Nevertheless, the reports are immediately available upon your request.